EXHIBIT 5.1

                               JOEL SEIDNER, ESQ.
                             1240 Blalock, Suite 250
                            Houston, Texas 77055, USA
                         voice: (713) 461-2627 ext. 210
                               fax: (713) 461-2633

                                April 5, 2004
Gold Pick Mines, Inc.
2564 Snowridge Crescent
Whistler, British Columbia
Canada V0N 1B2

Re:  Gold Pick Mines, Inc.
     Registration Statement on Form SB-2 Amendment Number 2

Ladies and Gentlemen:

     We have acted as counsel for Gold Pick Mines, Inc., a Washington corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 Amendment Number 2 (the "Registration Statement") filed with the Securities and Exchange Commission (the Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the public offering (the "Offering") of up to 1,000,000 shares (the "Shares") of the Company's common stock, $.001 par value (the "Common Stock").

     In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

     Based upon the foregoing, we are of the opinion that the Shares, when issued in accordance with the Registration Statement and when paid for with valid consideration, will be validly issued, legally issued, fully paid for and nonassessable shares of common stock of Gold Pick Mines, Inc.

     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

                                        Very truly yours,

                                        /s/ Joel Seidner, Esq.